UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2022

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.Entry into a Material Definitive Agreement.

On May 19, 2022 (the “Closing Date”), Worthington Industries, Inc. (“Registrant”) entered into a Receivables Financing Agreement, dated as of May 19, 2022 (the “Receivables Financing Agreement”), by and among Worthington Receivables Company, LLC, a wholly-owned, consolidated, bankruptcy-remote indirect subsidiary of Registrant (“Borrower”), Registrant, the persons that from time to time will be lenders party thereunder (“Lenders”), PNC Bank, National Association, as administrator (“PNC” or “Administrator”) and a Lender, and PNC Capital Markets LLC, as structuring agent.  Pursuant to the Receivables Financing Agreement, a revolving trade accounts receivable securitization facility in the aggregate principal amount of up to $175.0 million will be made available to Borrower by Lenders (the “A/R Facility”).

PNC serves as a lender, an issuing bank, the swingline lender and administrative agent pursuant to the Third Amended and Restated Credit Agreement, dated as of August 20, 2021 (the “Third Amended and Restated Credit Agreement”), representing a syndicated unsecured revolving credit facility under which aggregate revolving credit commitments of up to $500 million are available to Registrant, as a borrower, until the maturity date of August 20, 2026.  In addition, PNC Capital Markets LLC serves as a joint bookrunner and a joint lead arranger under the Third Amended and Restated Credit Agreement.  PNC and PNC Capital Markets LLC provide, and it is anticipated that certain persons that become Lenders and other parties to the Receivables Financing Agreement after the Closing Date will provide, other banking services not specifically outlined in the Receivables Financing Agreement to Registrant, the subsidiaries of Registrant and their respective joint ventures, in the ordinary course of their respective businesses.

In connection with the AR Facility, certain wholly-owned indirect subsidiaries of Registrant, as originators (“Originators”), have sold and/or contributed, and will continue to sell and/or contribute, all of their eligible accounts receivable and certain related assets (collectively, “Receivables”) to Borrower pursuant to a Purchase and Sale Agreement, dated as of the Closing Date (the “Purchase and Sale Agreement”), by and among Borrower and Originators.  Borrower is a separate legal subsidiary of Registrant whose sole business consists of purchasing Receivables, or accepting Receivables through capital contributions, and Borrower’s assets are not available to satisfy claims of creditors of Registrant, any Originators or any other subsidiaries of Registrant.

Borrower financed its initial acquisition of Receivables, and will finance its ongoing purchases of Receivables, in part by obtaining secured loans from Lenders party to the Receivables Financing Agreement. The amount available for borrowings at any one time under the Receivables Financing Agreement is limited to a borrowing base amount calculated on the outstanding balance of eligible Receivables, subject to certain reserves and limitations. Borrowings under the Receivables Financing Agreement bear interest based on Term SOFR, Daily Simple SOFR or the Base Rate (each as defined in the Receivables Financing Agreement).  Interest and certain customary fees are payable by Borrower under the Receivable Financing Agreement on a monthly basis.

Borrower granted to Administrator, for the benefit of the secured parties under the Receivables Financing Agreement, a security interest in, and lien on, Receivables as collateral security for payment of all amounts outstanding under the Receivables Financing Agreement, and Registrant will perform administrative and collection services relating to the Receivables on behalf of Borrower for a fee.

Registrant has guaranteed the respective obligations of Originators under the Purchase and Sale Agreement, pursuant to a Performance Guaranty, dated as of the Closing Date, made by Registrant for the benefit of Administrator and the other secured parties under the Receivables Financing Agreement. However, neither Registrant nor any of Registrant’s subsidiaries is guaranteeing the payment of Borrower’s borrowings and interest under the Receivables Financing Agreement, or the collectability of any Receivables.

Maturity Date

The Receivables Financing Agreement is scheduled to terminate on May 17, 2024, unless earlier terminated pursuant to its terms, at which time no further advances will be available and the obligations thereunder repaid in full by no later than (i) the date that is ninety (90) days following such date or (ii) such earlier date on which the loans under the Receivables Financing Agreement become due and payable.  By its terms, the parties may elect to extend the scheduled maturity date of the Receivables Financing Agreement, if certain conditions are met.

Borrowing Options

Two borrowing options will be available to Borrower under the Receivables Financing Agreement: (i) a Term Rate Loan Option, which may only be made in U.S. Dollars and will bear interest at a rate determined by reference to the term secured overnight financing rate (“Term SOFR”), and (ii) a Daily Rate Loan Option, which may only be made in U.S. Dollars and will bear interest at a rate determined by reference to either a “Base Rate” or the daily secured overnight financing rate (“Daily Simple SOFR”).  The Base Rate is a floating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate plus 0.50%, (b) the Prime Rate of PNC, and (c) the Daily Simple SOFR plus 1.00% (as each such term is defined in the Receivables Financing Agreement).

Facility Fees

Borrower will pay monthly customary fees with respect to amounts advanced by Lenders under the Receivables Financing Agreement, as well as a customary upfront fee and annual administration fees to PNC.

Covenants; Events of Default

The Receivables Financing Agreement and the Purchase and Sale Agreement contain certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for termination of the A/R Facility and the acceleration of amounts owed by Borrower to Lenders under the Receivables Financing Agreement if, among other things, Borrower fails to pay principal or interest when due, a borrowing base deficiency exists, or certain cross defaults, judgments, ERISA or bankruptcy events occur with respect to Borrower, Registrant or any Originators, or certain events negatively affecting the overall credit quality of Receivables occur, or breaches of representations and warranties or covenants occur, or a change of control occurs, or if the tangible net worth of Borrower is less than the specific amount described in the Receivables Financing Agreement.

The foregoing description of the Receivables Financing Agreement, the Purchase and Sale Agreement and the Performance Guaranty is qualified in its entirety by reference to the full and complete terms of the Receivables Financing Agreement, the Purchase and Sale Agreement and the Performance Guaranty, which are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement.” of this Current Report on Form 8-K, related to the Receivables Financing Agreement and the Purchase and Sale Agreement, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8‑K:

Exhibit No.	Description

10.1

Receivables Financing Agreement, dated as of May 19, 2022, among Worthington Receivables Company, LLC, Worthington Industries, Inc., the persons that from time to time will be lenders party thereunder, PNC Bank, National Association, as administrator, and PNC Capital Markets LLC, as structuring agent (the “Receivables Financing Agreement”).

10.2	Purchase and Sale Agreement, dated as of May 19, 2022, among Worthington Receivables Company, LLC, Worthington Steel Rome, LLC, The Worthington Steel Company, LLC and The Worthington Steel Company.
10.3

Performance Guaranty, dated as of May 19, 2022, executed by Worthington Industries, Inc. in favor of PNC Bank, National Association, as administrator, for the benefit of PNC Bank, National Association and the other secured parties from time to time party to the Receivables Financing Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: May 19, 2022	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary